Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

ABRI SPAC I, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date		Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of common stock, $0.0001 par value per share	457(f)(2)	13,400,000	(1)	$13.40 per million	$446.67	$0.0001120	$0.05
Fees Previously Paid										S-4	333-262637	N/A	(3)(4)	$0.41
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts
	Total Fees Previously Paid													$0.41
	Total Fee Offsets													$0.05
	Net Fee Due													$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Abri SPAC I, Inc.	S-4	333-262637	02/11/2021	02/11/2021	$0.05	Equity	Shares of common stock, $0.0001 par value per share	55,500,000	$4,388.71	$0.41	(3)(4)
Fee Offset Sources

(1)	Based on the maximum number of shares of common stock, $0.0001 par value per share (“Common Stock”), of the registrant, issuable in connection with the business combination with DLQ, Inc. described herein (the “Business Combination”). This number is based on the sum of (i) 11.400,000, the maximum number of shares of Common Stock issuable as merger consideration for the Business Combination, and (ii) 2,000,000, the maximum number of shares of Common Stock issuable in respect of the earn-out mechanism described herein.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. DLQ, Inc. a Delaware corporation, is a wholly owned subsidiary of Logic, Inc., a Delaware corporation, and no market exists for its securities, and DLQ, Inc. has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the DLQ, Inc. securities expected to be exchanged in the Business Combination, including any DLQ, Inc. securities issuable upon the exercise of options.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes $0.41 previously paid by the Registrant in connection with the filing of the previous in Registration Statement File No. 333-262637 for 55,500,000 shares of common stock (the “Prior Registration Statement”), none of which were registered as of the date hereof. The Registrant has withdrawn the Prior Registration Statement and no securities were sold thereunder.

(4)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act.